UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒
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Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

SCP Private Credit Income BDC LLC

(Name of Registrant as Specified in its Charter)

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SCP Private Credit Income BDC LLC

500 Park Avenue

New York, NY 10022

(212) 993-1670

NOTICE OF ACTION BY CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF UNITHOLDERS AND NO UNITHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN

June 3, 2021

Dear Unitholder:

This notice and accompanying Information Statement is being furnished to you as a holder of limited liability company units (“Units”) of SCP Private Credit Income BDC LLC, a Delaware limited liability company (the “Company”), to inform you of the approval of the action described below taken by the consent of the holders of the Company’s Units (the “Unitholders”).

On June 2, 2021, the Company received consent (the “Consent”) of its Unitholders approving the First Amendment to the Second Amended and Restated Limited Liability Company Agreement (the “Amendment”). No other vote of our Unitholders is required. The board of directors of the Company previously approved and recommended the approval of the Amendment to the Unitholders.

The attached Information Statement is dated June 3, 2021 and is first being sent to our Unitholders on or about June 3, 2021. This notice and the accompanying Information Statement shall constitute notice to you of the action by consent in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

Sincerely,

Michael S. Gross

Co-Chief Executive Officer and President

Bruce Spohler

Co-Chief Executive Officer and Chief Operating Officer

SCP Private Credit Income BDC LLC

500 Park Avenue

New York, NY 10022

(212) 993-1670

INFORMATION STATEMENT

Action by Consent of the Unitholders

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to you as a holder (a “Unitholder”) of limited liability company units (the “Units”) of SCP Private Credit Income BDC LLC, a Delaware limited liability company (the “Company”), in connection with the action by consent of the holders of our issued and outstanding Units taken without a meeting to approve the action described in this Information Statement. In this Information Statement, all references to the “Company,” “we,” “us,” or “our” refer to SCP Private Credit Income BDC LLC. We are sending this Information Statement to our Unitholders of record on or about June 3, 2021.

The entire cost of furnishing this Information Statement will be borne by the Company.

Action by Unitholder

The Company’s board of directors (the “Board”) unanimously approved resolutions to approve and recommend the approval of the First Amendment to the Second Amended and Restated Limited Liability Company Agreement (the “Amendment”) to the Company’s Unitholders. As of the close of business on May 5, 2021, the date for the determination of Unitholders entitled to give consent, we had 9,586,174 Units outstanding. Each Unit is entitled to one vote.

On June 2, 2021, pursuant to Section 18-302(d) of the Delaware Limited Liability Company Act (the “Act”), and as provided by the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), the Company received consent (the “Consent”) that approved the Amendment from our Unitholders holding an aggregate of 9,586,174 of our Units, representing 100% of our issued and outstanding Units as of such date.

ITEM 1. APPROVAL OF THE FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

The Board recommended the approval of the Amendment. The LLC Agreement was initially approved by the Board and was executed on February 25, 2020.

Background

On May 5, 2021 the Board, including a majority of the directors who are not “interested persons” of the Company, as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Independent Directors”), approved via unanimous written consent the Amendment and unanimously recommended its approval by our Unitholder. The Board considered whether it would be in the best interests of the Company and its Unitholders to approve the Amendment. On June 2, 2021, the Company’s Unitholders approved the Amendment via the Consent. A copy of the Amendment is attached hereto as Annex A.

Summary of Changes in the Amendment and Rationale

On June 2, 2021, the Company’s Unitholders approved the Amendment via the Consent in a manner required by the Act and pursuant to the LLC Agreement. The Amendment will not become effective until 20 calendar days after this Information Statement is sent to the Unitholders. The Amendment modified the definition of “Investment Period,” as described further below.

Investment Period.    The Amendment revises the definition of “Investment Period” in the LLC Agreement to extend the end of the Company’s Investment Period to the close of business on December 31, 2022.

In approving the Amendment and recommending its approval to our Unitholders, the Board believes that the extension of the Investment Period is in the best interest of the Company and its Unitholders. The Company sought to extend the Investment Period to provide additional time for the Adviser to ramp the Company’s investment portfolio. As a result of this change, the Company will have additional time to take advantage of future investment opportunities and to put capital to work.

Required Vote

Pursuant to Section 15.1 of the LLC Agreement, an amendment to the LLC Agreement requires approval of the Independent Directors and the approval of Unitholders, which approval will be obtained pursuant to the procedures set forth in Section 3.2 of the LLC Agreement. Pursuant to Section 3.2 of the LLC Agreement, an amendment to the LLC Agreement will require the approval of the Independent Directors and will be deemed approved by the Unitholders unless a majority of the limited partners of SCP Private Credit (BDC) Access LP, an investment fund created by a financial institution unaffiliated with the Company that holds all of the Company’s outstanding Units (the “Access Fund LPs”), affirmatively vote to reject the item.

Non-Votes and Objections

Because the Amendment will be deemed approved by the Unitholders unless a majority of the Access Fund LPs vote to reject the item, non-votes (essentially, Access Fund LPs who do not respond) have the effect of a vote for the Amendment. Objections have the effect of a vote against the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 5, 2021, the beneficial ownership of each current director, the Company’s executive officers, each person known to the Company to beneficially own 5% or more of the outstanding Units, and the executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting or investment power with respect to the Units. Ownership information for those persons who beneficially own 5% or more of the Company’s Units is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power over such Units. The address of all executive officers and directors is c/o SCP Private Credit Income BDC LLC, 500 Park Avenue, New York, New York 10022.

Name and Address of Beneficial Owner	Number of Units Owned Beneficially(1)	Percentage of Class(2)
Interested Directors
Michael S. Gross	—	—
Bruce Spohler	—	—
Independent Directors
Steven Hochberg	—	—
Leonard A. Potter	—	—
David S. Wachter	—	—
Executive Officers
Richard L. Peteka	—	—
Guy Talarico	—	—
All executive officers and directors as a group (7 persons)	—	—

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “1934 Act”).
(2)	Based on a total of 9,586,174 of the Company’s Units issued and outstanding as of May 5, 2021.

THE ADVISER AND THE ADMINISTRATIVE COORDINATOR

The Adviser

SLR Capital Partners, LLC (the “Adviser”) serves as the Company’s investment adviser pursuant to an investment management agreement between the Company and the Adviser (as amended, restated or otherwise modified from time to time, the “Investment Management Agreement”). Subject to the overall supervision of the Board, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals. The managing members of the Adviser are Michael Gross and Bruce Spohler, who also comprise the Adviser’s investment committee. The Adviser is located at 500 Park Avenue, New York, New York 10022.

The Administrative Coordinator

Pursuant to the Investment Management Agreement, the Adviser has also been appointed to provide administrative and coordination services to the Company (in such capacity, the “Administrative Coordinator”). The Administrative Coordinator supervises or provides the Company’s administrative services, including operational trade support, net asset value calculations, financial reporting, fund accounting, registrar and transfer agent services. The Administrative Coordinator also provides assistance to the Adviser in connection with communicating with investors and other persons with respect to the Company. The Administrative Coordinator is located at 500 Park Avenue, New York, New York 10022.

AVAILABLE INFORMATION

Reporting Obligations

We furnish our Unitholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act. Unitholders and the public may read and copy any materials we file with the SEC on the SEC’s website (www.sec.gov). We make available free of charge our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

ANNEX A

FIRST AMENDMENT

TO THE

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

SCP PRIVATE CREDIT INCOME BDC LLC

The undersigned, being the Members of SCP Private Credit Income BDC LLC (the “Company”), hereby enter into this First Amendment (this “Amendment”), dated and effective as of                 , 2021, to the Second Amended and Restated Limited Liability Company Agreement of the Company dated February 25, 2020 (the “Agreement”). Capitalized terms used but not otherwise defined herein have the meaning given to them in the Agreement.

PRELIMINARY MATTERS

WHEREAS, the Members wish to amend the Agreement pursuant to Section 13.1 thereof in order to make certain modifications and agreements as hereinafter set forth.

NOW, THEREFORE, the Agreement is hereby amended as follows:

AGREEMENT

1. Amendment and Restatement of the Definition of “Investment Period”. The definition of “Investment Period” is hereby deleted in entirety and replaced with the following:

“Investment Period shall mean the period beginning on the date of the Initial Closing and terminating as of the close of business on December 31, 2022.”

2. Effect of Amendment. On and after the date of this Amendment, (i) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or “herein” shall mean and be a reference to the Agreement, as further amended by this Amendment. Except as specifically amended herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the conflict of laws provisions thereof.

4. Counterparts and Method of Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

5. Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Amendment as set forth in the text.

[signature page follows]

A-1

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

MANAGING MEMBER:
SLR Capital Partners, LLC

By:
Name:	Michael Gross
Title:	Managing Member

By:
Name:	Bruce Spohler
Title:	Managing Member

MEMBERS:

SLR Capital Partners, LLC, as true and lawful attorney-in-fact pursuant to the power of attorney granted by each Member whose Subscription Agreement has been accepted by the Company

By:
Name:	Michael Gross
Title:	Managing Member

By:
Name:	Bruce Spohler
Title:	Managing Member